Exhibit 99.1

Alcoa Corporation Reports Third Quarter 2024 Results

PITTSBURGH--(BUSINESS WIRE)--October 16, 2024--Alcoa Corporation (NYSE: AA; ASX: AAI) today reported results for the third quarter 2024 that reflect the acquisition of Alumina Limited in addition to sequential increases in net income, adjusted net income and Adjusted EBITDA excluding special items.

Financial Results and Highlights

M, except per share amounts	3Q24	2Q24	3Q23
Revenue	$2,904	$2,906	$2,602
Net income (loss) attributable to Alcoa Corporation	$90	$20	$(168)
Income (loss) per share attributable to Alcoa Corporation common shareholders[1]	$0.38	$0.11	$(0.94)
Adjusted net income (loss)	$135	$30	$(202)
Adjusted income (loss) per common share[1]	$0.57	$0.16	$(1.14)
Adjusted EBITDA excluding special items	$455	$325	$70

1 For 3Q24, undistributed earnings of $1 and undistributed adjusted earnings of $2 were allocated to preferred stock under the two-class method.

•
Net income increased sequentially to $90 million, or $0.38 per common share
•
Adjusted net income increased sequentially to $135 million, or $0.57 per common share
•
Adjusted EBITDA excluding special items increased sequentially to $455 million
•
Completed the acquisition of Alumina Limited on August 1, 2024
•
Announced an agreement for the sale of 25.1% interest in the Ma’aden joint ventures
•
Announced progress toward a strategic cooperation agreement with a partner to support continued San Ciprián operations
•
Paid quarterly cash dividend of $0.10 per share of stock, totaling $26 million (including newly issued shares for the acquisition of Alumina Limited)
•
Finished the third quarter 2024 with cash balance of $1.3 billion

“During the third quarter, we maintained our pace of delivering on strategic actions. We gained flexibility after closing the Alumina Limited acquisition and announced the sale of our interest in the Ma’aden joint ventures,” said Alcoa President and CEO William F. Oplinger. “Positive markets and our focus on continuous improvement led to stronger results for the third quarter, while we continue to execute initiatives to further enhance our operations.”

Third Quarter 2024 Results

•
Production: Alumina production decreased 4 percent sequentially to 2.44 million metric tons primarily due to the full curtailment of the Kwinana refinery completed in June 2024. In the Aluminum segment, production increased 3 percent sequentially to 559,000 metric tons primarily due to continued progress on the Alumar smelter restart.
•
Shipments: In the Alumina segment, third-party shipments of alumina decreased 9 percent sequentially primarily due to decreased trading. In Aluminum, total shipments decreased 6 percent sequentially primarily due to decreased trading and the timing of shipments.
•
Revenue: The Company’s total third-party revenue was flat sequentially at $2.9 billion. In the Alumina segment, third-party revenue increased 9 percent on a 22 percent increase in average realized third-party price, partially offset by lower shipments. In the Aluminum segment, third-party revenue decreased 5 percent primarily due to lower shipments.
•
Net income attributable to Alcoa Corporation was $90 million, or $0.38 per common share. Sequentially, the results reflect increased alumina prices and lower raw material costs. Additionally, the results reflect the benefit of the absence of Net income attributable to noncontrolling interest for the full quarter.
•
Adjusted net income was $135 million, or $0.57 per common share, excluding the impact from net special items of $45 million. Notable special items include a mark-to-market loss of $31 million related to energy contracts, restructuring charges of $14 million related to remediation and demolition costs at closed locations, and a restructuring charge of $12 million for contract termination costs at a closed location, partially offset by the tax and noncontrolling interest impact of these items.
•
Adjusted EBITDA excluding special items was $455 million, a sequential increase of $130 million primarily due to higher alumina prices and lower raw material costs.
•
Cash: Alcoa ended the quarter with a cash balance of $1.3 billion. Cash provided from operations was $143 million. Cash used for financing activities was $84 million primarily related to $26 million in cash dividends on stock, $19 million of net payments on short-term borrowings and $17 million in distributions to noncontrolling interest. Cash used for investing activities was $153 million due to capital expenditures of $146 million.
•
Working capital: For the third quarter, Receivables from customers of $0.9 billion, Inventories of $2.1 billion and Accounts payable, trade of $1.5 billion comprised DWC working capital. Alcoa reported 45 days working capital, a sequential increase of four days primarily due to an increase in inventory days on timing of shipments.

Key Actions

Strategic

•
Ma’aden joint ventures: On September 15, 2024, Alcoa announced that it entered into a binding share purchase and subscription agreement with Saudi Arabian Mining Company (Ma’aden), under which Alcoa will sell its full ownership interest of 25.1% in the Ma’aden joint ventures to Ma’aden for approximately $1.1 billion. The transaction is subject to regulatory approvals, approval by Ma’aden’s shareholders and other customary closing conditions and is expected to close in the first half of 2025.
•
Acquisition of Alumina Limited: On August 1, 2024, the Company announced the completion of its acquisition of Alumina Limited. This strategic move positions Alcoa to further strengthen its market leadership as a pure play, upstream aluminum company.

Operational

•
Western Australia mine approvals: The Company continued to advance mine approvals for the next two Western Australian mine regions (Myara North and Holyoake) which were referred for accredited assessment by the Western Australian Environmental Protection Authority (WA EPA) under the bilateral assessment process (Accredited Assessment). The process began in 2020 and Alcoa is focused on receiving approval by the first quarter of 2026. The Company anticipates mining in the new regions will commence no earlier than 2027. Until then, the Company expects bauxite quality will remain similar to recent grades.
•
San Ciprián complex: On October 16, 2024, Alcoa announced that it is progressing toward entering into a strategic cooperation agreement with IGNIS Equity Holdings, SL (IGNIS EQT), to support the continued operation of the San Ciprián complex. Under the proposed agreement, Alcoa would maintain a majority ownership share of San Ciprián complex, including continuing as the managing operator, with IGNIS EQT holding 25 percent. The proposed agreement is conditional upon delivery of key areas of cooperation with San Ciprián’s stakeholders.

•
Profitability improvement programs: In January 2024, the Company shared a series of actions to improve its profitability by $645 million by year end 2025 in comparison to the base year 2023. Through the third quarter 2024, the Company had implemented numerous improvements to achieve approximately 80 percent of the target. The Company is on track to deliver the full target by year end 2025.
•
Energy contract: In September 2024, Alcoa secured a new power agreement with AGL Energy Limited (AGL) to support future operations at Portland Aluminium Smelter in the State of Victoria in Australia. The nine-year agreement for 287 megawatts of power supply is effective July 1, 2026, when current contracts end. Together with a contract reached with AGL in 2023, the combined contracts represent approximately 95 percent of the energy required to meet the facility’s total capacity of 358,000 mtpy.

Commercial

•
Alumina supply agreement: On October 15, 2024, the Company announced a long-term agreement for Alcoa to supply up to 16.5 million tonnes of smelter grade alumina to Aluminium Bahrain B.S.C. (Alba) over 10 years.

2024 Outlook

The following outlook does not include reconciliations of the forward-looking non-GAAP financial measures Adjusted EBITDA and Adjusted Net Income, including transformation, intersegment eliminations and other corporate Adjusted EBITDA; operational tax expense; and other expense; each excluding special items, to the most directly comparable forward-looking GAAP financial measures because it is impractical to forecast certain special items, such as restructuring charges and mark-to-market contracts, without unreasonable efforts due to the variability and complexity associated with predicting the occurrence and financial impact of such special items. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Alcoa expects total 2024 Alumina segment production to remain unchanged from the prior projection, ranging between 9.8 and 10.0 million metric tons. The Company is increasing its projection for shipments to range between 12.9 and 13.1 million metric tons, an increase of 0.2 million metric tons from the prior projection primarily due to increased trading volumes. The difference between production and shipments reflects trading volumes and externally sourced alumina to fulfill customer contracts due to the curtailment of the Kwinana refinery.

Alcoa expects 2024 total Aluminum segment production and shipments to remain unchanged from the prior projection, ranging between 2.2 and 2.3 million metric tons, and between 2.5 and 2.6 million metric tons, respectively.

Within fourth quarter 2024 Alumina Segment Adjusted EBITDA, the Company expects sequential favorable impacts of $30 million due to higher shipments and lower production costs.

For the fourth quarter 2024, the Company expects Aluminum Segment performance to be flat, maintaining the strong performance from the third quarter 2024.

The Company expects Other expenses for the fourth quarter 2024 to increase approximately $20 million sequentially on Ma’aden equity losses and equity contributions to ELYSISTM.

Based on current alumina and aluminum market conditions, Alcoa expects fourth quarter operational tax expense to approximate $120 million to $130 million, which may vary with market conditions and jurisdictional profitability.

Conference Call

Alcoa will hold its quarterly conference call at 5:00 p.m. Eastern Daylight Time (EDT) / 8:00 a.m. Australian Eastern Daylight Time (AEDT) on Wednesday, October 16, 2024 / Thursday, October 17, 2024, to present third quarter 2024 financial results and discuss the business, developments, and market conditions.

The call will be webcast via the Company’s homepage on www.alcoa.com. Presentation materials for the call will be available for viewing on the same website at approximately 4:15 p.m. EDT on October 16, 2024 / 7:15 a.m. AEDT on October 17, 2024. Call information and related details are available under the “Investors” section of www.alcoa.com.

Dissemination of Company Information

Alcoa intends to make future announcements regarding company developments and financial performance through its website, www.alcoa.com, as well as through press releases, filings with the Securities and Exchange Commission, conference calls and webcasts. The Company does not incorporate the information contained on, or accessible through, its corporate website or such other websites or platforms referenced herein into this press release.

About Alcoa Corporation

Alcoa (NYSE: AA; ASX: AAI) is a global industry leader in bauxite, alumina and aluminum products with a vision to reinvent the aluminum industry for a sustainable future. Our purpose is to turn raw potential into real progress, underpinned by Alcoa Values that encompass integrity, operating excellence, care for people and courageous leadership. Since developing the process that made aluminum an affordable and vital part of modern life, our talented Alcoans have developed breakthrough innovations and best practices that have led to improved safety, sustainability, efficiency, and stronger communities wherever we operate.

Discover more by visiting www.alcoa.com. Follow us on our social media channels: Facebook, Instagram, X, YouTube and LinkedIn.

Cautionary Statement on Forward-Looking Statements

This news release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “aims,” “ambition,” “anticipates,” “believes,” “could,” “develop,” “endeavors,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “potential,” “plans,” “projects,” “reach,” “seeks,” “sees,” “should,” “strive,” “targets,” “will,” “working,” “would,” or other words of similar meaning. All statements by Alcoa Corporation that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding forecasts concerning global demand growth for bauxite, alumina, and aluminum, and supply/demand balances; statements, projections or forecasts of future or targeted financial results, or operating performance (including our ability to execute on strategies related to environmental, social and governance matters, such as our Green Finance Framework); statements about strategies, outlook, and business and financial prospects; and statements about capital allocation and return of capital. These statements reflect beliefs and assumptions that are based on Alcoa Corporation’s perception of historical trends, current conditions, and expected future developments, as well as other factors that management believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa Corporation believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (1) the impact of global economic conditions on the aluminum industry and aluminum end-use markets; (2) volatility and declines in aluminum and alumina demand and pricing, including global, regional, and product-specific prices, or significant changes in production costs which are linked to London Metal Exchange (LME) or other commodities; (3) the disruption of market-driven balancing of global aluminum supply and demand by non-market forces; (4) competitive and complex conditions in global markets; (5) our ability to obtain, maintain, or renew permits or approvals necessary for our mining operations; (6) rising energy costs and interruptions or uncertainty in energy supplies; (7) unfavorable changes in the cost, quality, or availability of raw materials or other key inputs, or by disruptions in the supply chain; (8) our ability to execute on our strategy to be a lower cost, competitive, and integrated aluminum production business and to realize the anticipated benefits from announced plans, programs, initiatives relating to our portfolio, capital investments, and developing technologies; (9) our ability to integrate and achieve intended results from joint ventures, other strategic alliances, and strategic business transactions; (10) economic, political, and social conditions, including the impact of trade policies and adverse industry publicity; (11) fluctuations in foreign currency exchange rates and interest rates, inflation and other economic factors in the countries in which we operate; (12) changes in tax laws or exposure to additional tax liabilities; (13) global competition within and beyond the aluminum industry; (14) our ability to obtain or maintain adequate insurance coverage; (15) disruptions in the global economy caused by ongoing regional conflicts; (16) legal proceedings, investigations, or changes in foreign and/or U.S. federal, state, or local laws, regulations, or policies; (17) climate change, climate change legislation or regulations, and efforts to reduce emissions and build operational resilience to extreme weather conditions; (18) our ability to achieve our strategies or expectations relating to environmental, social, and governance considerations; (19) claims, costs, and liabilities related to health, safety and environmental laws, regulations, and other requirements in the jurisdictions in which we operate; (20) liabilities resulting from impoundment structures, which could impact the environment or cause exposure to hazardous substances or other damage; (21) our ability to fund capital expenditures; (22) deterioration in our credit profile or increases in interest rates; (23) restrictions on our current and future operations due to our indebtedness; (24) our ability to continue to return capital to our stockholders through the payment of cash dividends and/or the repurchase of our common stock; (25) cyber attacks, security breaches, system failures, software or application vulnerabilities, or other cyber incidents; (26) labor market conditions, union disputes and other employee relations issues; (27) a decline in the liability discount rate or lower-than-expected investment returns on pension assets; and (28) the other risk factors discussed in Alcoa’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other reports filed by Alcoa with the SEC. Alcoa cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks described above and other risks in the market. Neither Alcoa nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements and none of the information contained herein should be regarded as a representation that the forward-looking statements contained herein will be achieved.

Non-GAAP Financial Measures

This news release contains reference to certain financial measures that are not calculated and presented in accordance with generally accepted accounting principles in the United States (GAAP). Alcoa Corporation believes that the presentation of these non-GAAP financial measures is useful to investors because such measures provide both additional information about the operating performance of Alcoa Corporation and insight on the ability of Alcoa Corporation to meet its financial obligations by adjusting the most directly comparable GAAP financial measure for the impact of, among others, “special items” as defined by the Company, non-cash items in nature, and/or nonoperating expense or income items. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. Certain definitions, reconciliations to the most directly comparable GAAP financial measures and additional details regarding management’s rationale for the use of the non-GAAP financial measures can be found in the schedules to this release.

Alcoa Corporation and subsidiaries

Statement of Consolidated Operations (unaudited)

(dollars in millions, except per-share amounts)

	Quarter Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Sales	$2,904	$2,906	$2,602

Cost of goods sold (exclusive of expenses below)	2,393	2,533	2,469
Selling, general administrative, and other expenses	66	69	56
Research and development expenses	16	13	9
Provision for depreciation, depletion, and amortization	159	163	163
Restructuring and other charges, net	30	18	22
Interest expense	44	40	26
Other expenses (income), net	12	(22)	85
Total costs and expenses	2,720	2,814	2,830

Income (loss) before income taxes	184	92	(228)
Provision for (benefit from) income taxes	86	61	(35)

Net income (loss)	98	31	(193)

Less: Net income (loss) attributable to noncontrolling interest	8	11	(25)

NET INCOME (LOSS) ATTRIBUTABLE TO ALCOA CORPORATION	$90	$20	$(168)

EARNINGS PER SHARE ATTRIBUTABLE TO ALCOA CORPORATION COMMON SHAREHOLDERS(1):
Basic:
Net income (loss)	$0.39	$0.11	$(0.94)
Average number of common shares	231,799,090	179,560,596	178,443,311

Diluted:
Net income (loss)	$0.38	$0.11	$(0.94)
Average number of common shares	233,594,549	181,056,581	178,443,311

(1)
For the quarter ended September 30, 2024, undistributed earnings of $1 were allocated to preferred stock under the two-class method required by GAAP.

Alcoa Corporation and subsidiaries

Statement of Consolidated Operations (unaudited)

(dollars in millions, except per-share amounts)

	Nine Months Ended
	September 30, 2024	September 30, 2023
Sales	$8,409	$7,956

Cost of goods sold (exclusive of expenses below)	7,330	7,388
Selling, general administrative, and other expenses	195	162
Research and development expenses	40	25
Provision for depreciation, depletion, and amortization	483	469
Restructuring and other charges, net	250	195
Interest expense	111	79
Other expenses, net	49	145
Total costs and expenses	8,458	8,463

Loss before income taxes	(49)	(507)
Provision for income taxes	129	39

Net loss	(178)	(546)

Less: Net loss attributable to noncontrolling interest	(36)	(45)

NET LOSS ATTRIBUTABLE TO ALCOA CORPORATION	$(142)	$(501)

EARNINGS PER SHARE ATTRIBUTABLE TO ALCOA CORPORATION COMMON SHAREHOLDERS(1):
Basic:
Net loss	$(0.72)	$(2.81)
Average number of common shares	196,997,535	178,262,741

Diluted:
Net loss	$(0.72)	$(2.81)
Average number of common shares	196,997,535	178,262,741

(1)
For the nine months ended September 30, 2024, undistributed earnings of $1 were allocated to preferred stock under the two-class method required by GAAP.

Alcoa Corporation and subsidiaries

Consolidated Balance Sheet (unaudited)

(in millions)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,313	$944
Receivables from customers	862	656
Other receivables	145	152
Inventories	2,096	2,158
Fair value of derivative instruments	5	29
Prepaid expenses and other current assets(1)	445	466
Total current assets	4,866	4,405
Properties, plants, and equipment	20,535	20,381
Less: accumulated depreciation, depletion, and amortization	13,814	13,596
Properties, plants, and equipment, net	6,721	6,785
Investments	982	979
Deferred income taxes	329	333
Fair value of derivative instruments	1	3
Other noncurrent assets(2)	1,643	1,650
Total assets	$14,542	$14,155
LIABILITIES
Current liabilities:
Accounts payable, trade	$1,544	$1,714
Accrued compensation and retirement costs	363	357
Taxes, including income taxes	109	88
Fair value of derivative instruments	267	214
Other current liabilities	712	578
Long-term debt due within one year	464	79
Total current liabilities	3,459	3,030
Long-term debt, less amount due within one year	2,469	1,732
Accrued pension benefits	258	278
Accrued other postretirement benefits	422	443
Asset retirement obligations	789	772
Environmental remediation	182	202
Fair value of derivative instruments	1,007	1,092
Noncurrent income taxes	74	193
Other noncurrent liabilities and deferred credits	632	568
Total liabilities	9,292	8,310
EQUITY
Alcoa Corporation shareholders’ equity:
Preferred stock	—	—
Common stock	3	2
Additional capital	11,487	9,187
Accumulated deficit	(1,498)	(1,293)
Accumulated other comprehensive loss	(4,742)	(3,645)
Total Alcoa Corporation shareholders’ equity	5,250	4,251
Noncontrolling interest	—	1,594
Total equity	5,250	5,845
Total liabilities and equity	$14,542	$14,155

(1)
This line item includes $44 and $32 of current restricted cash at September 30, 2024 and December 31, 2023, respectively.
(2)
This line item includes $53 and $71 of noncurrent restricted cash at September 30, 2024 and December 31, 2023, respectively.

Alcoa Corporation and subsidiaries

Statement of Consolidated Cash Flows (unaudited)

(in millions)

	Nine Months Ended September 30,
	2024	2023
CASH FROM OPERATIONS
Net loss	$(178)	$(546)
Adjustments to reconcile net loss to cash from operations:
Depreciation, depletion, and amortization	483	469
Deferred income taxes	(8)	(156)
Equity loss, net of dividends	2	161
Restructuring and other charges, net	250	195
Net loss from investing activities – asset sales	18	18
Net periodic pension benefit cost	8	4
Stock-based compensation	31	27
Loss on mark-to-market derivative financial contracts	16	31
Other	33	67
Changes in assets and liabilities, excluding effects of divestitures and foreign currency translation adjustments:
(Increase) decrease in receivables	(202)	108
Decrease in inventories	79	166
(Increase) decrease in prepaid expenses and other current assets	(12)	53
Decrease in accounts payable, trade	(149)	(275)
Decrease in accrued expenses	(88)	(119)
Increase (decrease) in taxes, including income taxes	55	(52)
Pension contributions	(14)	(20)
Increase in noncurrent assets	(4)	(179)
Decrease in noncurrent liabilities	(113)	(59)
CASH PROVIDED FROM (USED FOR) OPERATIONS	207	(107)

FINANCING ACTIVITIES
Additions to debt	989	80
Payments on debt	(285)	(39)
Proceeds from the exercise of employee stock options	—	1
Dividends paid on Alcoa preferred stock	—	—
Dividends paid on Alcoa common stock	(63)	(54)
Payments related to tax withholding on stock-based compensation awards	(15)	(34)
Financial contributions for the divestiture of businesses	(19)	(44)
Contributions from noncontrolling interest	65	164
Distributions to noncontrolling interest	(49)	(24)
Acquisition of noncontrolling interest	(23)	—
Other	(5)	1
CASH PROVIDED FROM FINANCING ACTIVITIES	595	51

INVESTING ACTIVITIES
Capital expenditures	(411)	(343)
Proceeds from the sale of assets	2	2
Additions to investments	(30)	(51)
Other	5	4
CASH USED FOR INVESTING ACTIVITIES	(434)	(388)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(5)	—
Net change in cash and cash equivalents and restricted cash	363	(444)
Cash and cash equivalents and restricted cash at beginning of year	1,047	1,474
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$1,410	$1,030

Alcoa Corporation and subsidiaries

Segment Information (unaudited)

(dollars in millions, except realized prices; dry metric tons in millions (mdmt); metric tons in thousands (kmt))

	1Q23	2Q23	3Q23	4Q23	2023	1Q24	2Q24	3Q24
Alumina:
Bauxite production (mdmt)	9.9	10.0	10.7	10.4	41.0	10.1	9.5	9.4
Third-party bauxite shipments (mdmt)	1.9	1.8	1.9	2.0	7.6	1.0	1.5	1.5
Alumina production (kmt)	2,755	2,559	2,805	2,789	10,908	2,670	2,539	2,435
Third-party alumina shipments (kmt)	1,929	2,136	2,374	2,259	8,698	2,397	2,267	2,052
Intersegment alumina shipments (kmt)	1,039	944	966	1,176	4,125	943	1,025	1,027
Average realized third-party price per metric ton of alumina	$371	$363	$354	$344	$358	$372	$399	$485
Third-party bauxite sales	$136	$113	$111	$124	$484	$64	$96	$93
Third-party alumina sales	$721	$781	$846	$781	$3,129	$897	$914	$1,003
Intersegment alumina sales	$421	$397	$381	$449	$1,648	$395	$457	$565
Segment Adjusted EBITDA(1)	$103	$33	$53	$84	$273	$139	$186	$367
Depreciation and amortization	$77	$80	$89	$87	$333	$87	$90	$85
Equity (loss) income	$(17)	$(11)	$(9)	$(11)	$(48)	$(11)	$2	$6

Aluminum:
Aluminum production (kmt)	518	523	532	541	2,114	542	543	559
Total aluminum shipments (kmt)	600	623	630	638	2,491	634	677	638
Average realized third-party price per metric ton of aluminum	$3,079	$2,924	$2,647	$2,678	$2,828	$2,620	$2,858	$2,877
Third-party sales	$1,810	$1,788	$1,644	$1,683	$6,925	$1,638	$1,895	$1,802
Intersegment sales	$3	$4	$4	$4	$15	$4	$3	$5
Segment Adjusted EBITDA(1)	$184	$110	$79	$88	$461	$50	$233	$180
Depreciation and amortization	$70	$68	$69	$70	$277	$68	$68	$68
Equity (loss) income	$(57)	$(16)	$(15)	$(18)	$(106)	$2	$21	$(11)

Reconciliation of Total Segment Adjusted EBITDA to Consolidated net (loss) income attributable to Alcoa Corporation:
Total Segment Adjusted EBITDA(1)	$287	$143	$132	$172	$734	$189	$419	$547
Unallocated amounts:
Transformation(2)	(8)	(17)	(29)	(26)	(80)	(14)	(16)	(14)
Intersegment eliminations	(8)	31	(4)	(12)	7	(8)	(29)	(38)
Corporate expenses(3)	(30)	(24)	(33)	(46)	(133)	(34)	(41)	(39)
Provision for depreciation, depletion, and amortization	(153)	(153)	(163)	(163)	(632)	(161)	(163)	(159)
Restructuring and other charges, net	(149)	(24)	(22)	11	(184)	(202)	(18)	(30)
Interest expense	(26)	(27)	(26)	(28)	(107)	(27)	(40)	(44)
Other (expenses) income, net	(54)	(6)	(85)	11	(134)	(59)	22	(12)
Other(4)	(39)	(22)	2	4	(55)	(9)	(42)	(27)
Consolidated (loss) income before income taxes	(180)	(99)	(228)	(77)	(584)	(325)	92	184
(Provision for) benefit from income taxes	(52)	(22)	35	(150)	(189)	18	(61)	(86)
Net loss (income) attributable to noncontrolling interest	1	19	25	77	122	55	(11)	(8)
Consolidated net (loss) income attributable to Alcoa Corporation	$(231)	$(102)	$(168)	$(150)	$(651)	$(252)	$20	$90

The difference between segment totals and consolidated amounts is in Corporate.

(1)
Alcoa Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.
(2)
Transformation includes, among other items, the Adjusted EBITDA of previously closed operations.
(3)
Corporate expenses are composed of general administrative and other expenses of operating the corporate headquarters and other global administrative facilities, as well as research and development expenses of the corporate technical center.
(4)
Other includes certain items that are not included in the Adjusted EBITDA of the reportable segments.

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited)

(in millions, except per-share amounts)

Adjusted Income	Income (Loss)
	Quarter ended
	September 30, 2024	June 30, 2024	September 30, 2023
Net income (loss) attributable to Alcoa Corporation	$90	$20	$(168)

Special items:
Restructuring and other charges, net	30	18	22
Other special items(1)	34	(18)	13
Discrete and other tax items impacts(2)	(3)	—	(60)
Tax impact on special items(3)	(12)	5	(6)
Noncontrolling interest impact(3)	(4)	5	(3)
Subtotal	45	10	(34)

Net income (loss) attributable to Alcoa Corporation – as adjusted	$135	$30	$(202)

Diluted EPS(4):
Net income (loss) attributable to Alcoa Corporation common shareholders	$0.38	$0.11	$(0.94)

Net income (loss) attributable to Alcoa Corporation common shareholders – as adjusted	$0.57	$0.16	$(1.14)

Net income (loss) attributable to Alcoa Corporation – as adjusted and Diluted EPS – as adjusted are non-GAAP financial measures. Management believes these measures are meaningful to investors because management reviews the operating results of Alcoa Corporation excluding the impacts of restructuring and other charges, various tax items, and other special items (collectively, “special items”). There can be no assurances that additional special items will not occur in future periods. To compensate for this limitation, management believes it is appropriate to consider Net income (loss) attributable to Alcoa Corporation and Diluted EPS determined under GAAP as well as Net income (loss) attributable to Alcoa Corporation – as adjusted and Diluted EPS – as adjusted.

(1) Other special items include the following:

•
for the quarter ended September 30, 2024, a net unfavorable change in mark-to-market energy derivative instruments ($31), external costs related to portfolio actions ($4), and a net benefit for other special items ($1);
•
for the quarter ended June 30, 2024, a net favorable change in mark-to-market energy derivative instruments ($26), an adjustment to the gain on sale of the Warrick Rolling Mill in Evansville, Indiana for additional site separation costs ($4), external costs related to portfolio actions ($2), and net charges for other special items ($2); and,
•
for the quarter ended September 30, 2023, a net unfavorable change in mark-to-market energy derivative instruments ($21), gain on sale of non-core rights ($9), and charges for other special items ($1).

(2) Discrete and other tax items are generally unusual or infrequently occurring items, changes in law, items associated with uncertain tax positions, or the effect of measurement-period adjustments and include the following:

•
for the quarter ended September 30, 2024, a net benefit for discrete tax items ($3).
•
for the quarter ended September 30, 2023, a benefit related to the reversal of a valuation allowance on deferred tax assets of the Company's subsidiaries in Iceland ($58) and a net benefit for other discrete tax items ($2).

(3) The tax impact on special items is based on the applicable statutory rates in the jurisdictions where the special items occurred. The noncontrolling interest impact on special items represents Alcoa’s partner’s share of certain special items.

(4) In any period with a Net loss attributable to Alcoa Corporation (GAAP or as adjusted), the average number of common shares applicable to diluted earnings per share exclude certain share equivalents as their effect is anti-dilutive.

For the quarter ended September 30, 2024, undistributed earnings of $1 and undistributed earnings – as adjusted of $2 were allocated to preferred stock under the two-class method.

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in millions)

Adjusted EBITDA	Quarter ended
	September 30, 2024	June 30, 2024	September 30, 2023

Net income (loss) attributable to Alcoa Corporation	$90	$20	$(168)

Add:
Net income (loss) attributable to noncontrolling interest	8	11	(25)
Provision for (benefit from) income taxes	86	61	(35)
Other expenses (income), net	12	(22)	85
Interest expense	44	40	26
Restructuring and other charges, net	30	18	22
Provision for depreciation, depletion, and amortization	159	163	163

Adjusted EBITDA	429	291	68

Special items(1)	26	34	2

Adjusted EBITDA, excluding special items	$455	$325	$70

Alcoa Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. Adjusted EBITDA is a non-GAAP financial measure. Management believes this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa Corporation’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1) Special items include the following (see reconciliation of Adjusted Income above for additional information):

•
for the quarter ended September 30, 2024, the mark-to-market contracts associated with the Portland smelter generated gains ($21) in Other expenses (income), net which economically offset a portion of the cost of power recorded in Cost of goods sold. This non-GAAP reclass presents the net cost of power within Cost of goods sold. This was in addition to external costs related to portfolio actions ($4) and charges for other specials items ($1);
•
for the quarter ended June 30, 2024, net cost of power associated with the Portland smelter ($29), external costs related to portfolio actions ($2), and net charges for other specials items ($3); and,
•
for the quarter ended September 30, 2023, costs related to the restart process at the Alumar, Brazil smelter ($1) and costs related to the restart process at the San Ciprián, Spain smelter ($1).

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in millions)

Free Cash Flow	Quarter ended
	September 30, 2024	June 30, 2024	September 30, 2023
Cash provided from operations	$143	$287	$69

Capital expenditures	(146)	(164)	(145)

Free cash flow	$(3)	$123	$(76)

Free Cash Flow is a non-GAAP financial measure. Management believes this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are necessary to maintain and expand Alcoa Corporation’s asset base and are expected to generate future cash flows from operations. It is important to note that Free Cash Flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

Net Debt	September 30, 2024	December 31, 2023
Short-term borrowings	$12	$56
Long-term debt due within one year	464	79
Long-term debt, less amount due within one year	2,469	1,732
Total debt	2,945	1,867

Less: Cash and cash equivalents	1,313	944

Net debt	$1,632	$923

Net debt is a non-GAAP financial measure. Management believes this measure is meaningful to investors because management assesses Alcoa Corporation’s leverage position after considering available cash that could be used to repay outstanding debt. When cash exceeds total debt, the measure is expressed as net cash.

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in millions)

Adjusted Net Debt and Proportional Adjusted Net Debt

	September 30, 2024			December 31, 2023
	Consolidated	NCI	Alcoa Proportional	Consolidated	NCI	Alcoa Proportional
Short-term borrowings	$12	$—	$12	$56	$—	$56
Long-term debt due within one year	464	—	464	79	31	48
Long-term debt, less amount due within one year	2,469	—	2,469	1,732	—	1,732
Total debt	2,945	—	2,945	1,867	31	1,836

Less: Cash and cash equivalents	1,313	—	1,313	944	141	803

Net debt (net cash)	1,632	—	1,632	923	(110)	1,033

Plus: Net pension / OPEB liability	581	—	581	657	17	640

Adjusted net debt (net cash)	$2,213	$—	$2,213	$1,580	$(93)	$1,673

Net debt is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management assesses Alcoa Corporation’s leverage position after considering available cash that could be used to repay outstanding debt. When cash exceeds total debt, the measure is expressed as net cash.

Adjusted net debt and proportional adjusted net debt (prior to Alcoa’s acquisition of Alumina Limited on August 1, 2024) are also non-GAAP financial measures. Management believes that these additional measures are meaningful to investors because management also assesses Alcoa Corporation’s leverage position after considering available cash that could be used to repay outstanding debt and net pension/OPEB liability, net of the portion of those items attributable to noncontrolling interest (NCI).

DWC Working Capital and Days Working Capital

	Quarter ended
	September 30, 2024	June 30, 2024	September 30, 2023
Receivables from customers	$862	$939	$691

Add: Inventories	2,096	1,975	2,190

Less: Accounts payable, trade	(1,544)	(1,619)	(1,472)

DWC working capital	$1,414	$1,295	$1,409

Sales	$2,904	$2,906	$2,602

Number of days in the quarter	92	91	92

Days working capital(1)	45	41	50

DWC working capital and Days working capital are non-GAAP financial measures. Management believes that these measures are meaningful to investors because management uses its working capital position to assess Alcoa Corporation’s efficiency in liquidity management.

(1)
Days working capital is calculated as DWC working capital divided by the quotient of Sales and number of days in the quarter.

Contacts

Investor Contact:	Yolande Doctor	+1 412 992 5450	Yolande.B.Doctor@alcoa.com
Media Contact:	Courtney Boone	+1 412 527 9792	Courtney.Boone@alcoa.com